Exhibit 23a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-30756-02, 333-02873, 333-65424, 333-107414 and 333-182405 of Bristol-Myers Squibb Company on Form(s) S-8 of our report dated June 21, 2013, appearing in this Annual Report on Form 11-K relating to the financial statements and supplemental schedule of the Bristol-Myers Squibb Company Savings and Investment Program as of and for the year ended December 31, 2012.

/s/ Withum Smith + Brown, PC

Morristown, New Jersey

June 21, 2013

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